Exhibit 16.1




October 1, 2008



Securities and Exchange Commission
100 F Street N.E.
Washington, D.C.  20549


Commissioners:


We have read Gasco Energy, Inc.'s statements included under Item 4.01 of its Form 8-K filed on October 1, 2008, and we agree with such statements included in paragraph 4(a) concerning our firm.


/s/ Hein & Associates LLP

HEIN & ASSOCIATES LLP

cc:      Mr. King Grant
         Chief Financial Officer
         Gasco Energy, Inc.
         8 Inverness Drive, Suite 100
         Englewood, CO  80112